Exhibit 10.12

FORM OF

CURBLINE PROPERTIES CORP.
PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT

1.	Holder:	__________________ (the “Holder”)
2.	Plan:	Curbline Properties Corp. 2024 Equity and Incentive Compensation Plan (the “Plan”)
3.	Date of Grant:	______________, 20___ (the “Date of Grant”)
4.	Maximum Shares of Performance-Based Restricted Stock:	______________
5.	Purchase Price:	$0
6.	Performance Period:	______________ (the “Performance Period”)

Additional provisions regarding the earning and vesting (or forfeiture) of the maximum shares of performance-based Restricted Stock subject hereto (the “PRSAs”), and other terms and conditions of the PRSAs subject hereto, are specified in this Performance-Based Restricted Stock Award Agreement (the “Agreement”) and the Plan. Capitalized terms not defined in this Agreement shall have the meaning as defined in the Plan, as applicable.

ACCEPTANCE OF AWARD

I accept the PRSAs granted to me on the Date of Grant as specified in this Agreement, and I agree to be bound by the terms and conditions of this Agreement and the Plan.

CURBLINE PROPERTIES CORP.		HOLDER

By:
	Name:	Name:
Title:

Curbline Properties Corp., a Maryland corporation (the “Company”), has granted to the Holder named on the first page of this Agreement the number of PRSAs set forth on the first page of this Agreement (the “Maximum Award”), effective as of the Date of Grant specified on the first page of this Agreement. Subject to the degree of attainment of the Management Objectives described in Section 3 of this Agreement, as approved by the Committee and distributed to the Holder (the “Statement of Management Objectives”), the Holder may earn a percentage (up to 100%) of the PRSAs, as described in the Statement of Management Objectives. The PRSAs have been granted pursuant to the Plan and are subject to all provisions of the Plan, which are hereby incorporated herein by reference, and to the provisions of this Agreement:

1.
Earned Award. The restrictions applicable to some or all of the PRSAs will cease to be effective to the extent the PRSAs are earned under this Agreement and the Holder’s right to retain the PRSAs becomes nonforfeitable (“Vest” or substantially similar terms) in accordance with Section 3 and Section 4 of this Agreement. For the avoidance of doubt, in no event shall the Vested PRSAs be greater than the Maximum Award. Under the Vesting provisions of Section 3 of this Agreement, if, after the Vesting Date, the number of Earned PRSAs is smaller than the Maximum Award, then the Holder shall forfeit a number of PRSAs equal to the difference between such amounts, without payment of any consideration by the Company; thereafter, references to PRSAs under this Agreement, as applicable, will refer only to such Earned PRSAs, and neither the Holder nor any of the Holder’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the PRSAs that were so forfeited. Under the Vesting provisions of Section 3 of this Agreement, if, after the Vesting Date, the number of Earned PRSAs is the same as the Maximum Award, then there will be no change to the number of PRSAs under this Agreement pursuant to this Agreement’s Vesting provisions.
2.
PRSAs Not Transferrable. Subject to Section 16 of the Plan, the PRSAs prior to Vesting shall not be transferrable other than (x) by will or pursuant to the laws of descent and distribution, or (y) pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended).
3.
Earning and Vesting of PRSAs.
(a)
Subject to the terms and conditions of Section 4 and Section 5 of this Agreement, the PRSAs will Vest on the basis of the degree of achievement of the Management Objectives, substantially as described in the Statement of Management Objectives, if the Holder is in the continuous employ of the Company or a Subsidiary from the Date of Grant through the last day of the Performance Period. As soon as practicable following (i) the RTSR Measurement Date or (ii) if earlier or otherwise applicable, the date upon which a Change in Control occurs (such applicable date, the “Valuation Date”), but in no event later than 30 days after such Valuation Date, the Committee shall certify (the “Certification”) whether and to what extent the Management Objectives described in the Statement of Management Objectives have been achieved and the applicable percentage of the Maximum Award, if any, earned by the Holder regarding such Valuation Date (the PRSAs so earned and so Vested based on such Certification for the Valuation Date, the “Earned PRSAs”). The extent of the achievement of the Management Objectives and such applicable percentage of the Maximum Award, if any, earned regarding the Valuation Date will be determined substantially as set forth on the Statement of Management Objectives. For the avoidance of doubt, in no event shall the Earned PRSAs be greater than the maximum number of

PRSAs issued pursuant to this Award. The Earned PRSAs for the Valuation Date shall be deemed Vested on the date upon which the Committee makes its Certification regarding such Valuation Date, provided that the Holder remains employed by the Company or any of its Subsidiaries through such Valuation Date (such Vesting date, the “Vesting Date”). The Committee may at any time accelerate or continue the Vesting schedule referred to in this Section 3.
(b)
For purposes of this Agreement, the continuous employment of the Holder with the Company or a Subsidiary will not be deemed to have been interrupted, and the Holder shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of the Holder’s employment among the Company and its Subsidiaries.
4.
Change in Control.
(a)
Notwithstanding the foregoing, in the event that a Change in Control occurs as described in the Statement of Management Objectives while the Holder is continuously employed by the Company or a Subsidiary, the Committee will determine the applicable percentage of the Maximum Award that will be considered to be earned PRSAs as of such Change in Control pursuant to Section 7 of the Statement of Management Objectives (the “Change in Control Earned PRSAs”). The Committee as constituted immediately prior to the Change in Control shall make such determination (the “Change in Control Determination”) as of immediately prior to the Change in Control.
(b)
If the Change in Control occurs prior to the RTSR Measurement Date, then 100% of the Change in Control Earned PRSAs will Vest on the RTSR Measurement Date, subject to the Holder’s continued employment by the Company or a Subsidiary through such RTSR Measurement Date (but further subject to the terms and conditions of Section 5 of this Agreement).
(c)
Under the Vesting provisions contained in this Section 4, if, after the date of the Change in Control Determination (the “Change in Control Determination Date”), the number of Change in Control Earned PRSAs is smaller than the Maximum Award, then the Holder shall (as of such Change in Control Determination Date) forfeit a number of PRSAs equal to the difference between such amounts, without payment of any consideration by the Partnership; thereafter, references to PRSAs under this Agreement will refer only to the Change in Control Earned PRSAs, and neither the Holder nor any of the Holder’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the PRSAs that were so forfeited. Under the Vesting provisions contained in this Section 4, if, after the Change in Control Determination Date, the number of Change in Control Earned PRSAs is the same as the Maximum Award, then there will be no change to the number of PRSAs under this Agreement pursuant to this Section 4’s Vesting provisions.
5.
Termination of Employment. If the Holder’s employment by the Company and its Subsidiaries terminates prior to the PRSAs either Vesting or being forfeited under the terms of this Agreement, then the PRSAs that have not so Vested and that have not then been forfeited will Vest or be forfeited as follows:
(a)
Termination due to Death or Disability, Termination Without Cause, or Termination for Good Reason. If the Holder’s employment with the Company and its Subsidiaries is terminated (i) by reason of the Holder’s death, (ii) by the Company and its Subsidiaries due to the Holder’s Disability, (iii) by the Company and its Subsidiaries without Cause, or (iv) by the Holder for Good Reason, then, on the date of such termination of employment (notwithstanding anything in the Statement of Management Objectives to the contrary): (x) for purposes of Vesting under Section 3, such PRSAs that are not yet Vested will be earned and Vest as of the date of such termination (the “Employment Termination Event”) on the basis of the relative achievement of the applicable Management Objectives determined in accordance with Section 6 of the Statement of Management Objectives; and (y) for purposes of Vesting under Section 4, all Change in Control Earned PRSAs shall become immediately and automatically Vested on the date of such Employment Termination Event.
(b)
Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
(i)
Cause. “Cause” shall have the definition given to such term in the Holder’s employment, change in control or similar agreement with the Company or any Subsidiary (an “Individual Agreement”), if any, or if the Holder has no Individual Agreement (or if it does not define Cause), the term “Cause” shall mean: (A) conviction of the Holder for committing a felony under federal law or in the law of the state in which such action occurred; (B) dishonesty in the course of fulfilling the Holder’s employment duties; (C) willful and deliberate failure on the part of the Holder to perform the Holder’s employment duties in any material respect; or (D) prior to a Change in Control, other events substantially similar to those described in this Section 5(b)(i)(A)-(C), as shall be determined by the Committee in its reasonable exercise of discretion. The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Cause exists for purposes of this Section 5(b)(i), and its determination shall be final.
(ii)
Disability. “Disability” shall have the definition given to the term “Total Disability” in the Holder’s Individual Agreement, if any, or if the Holder has no Individual Agreement (or if it does not define Total Disability), shall mean that the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and otherwise satisfies the requirements to be disabled under Section 409A of the Code.
(iii)
Good Reason. “Good Reason” shall have the definition given to such term in the Holder’s Individual Agreement, if any, or if the Holder has no Individual Agreement (or if it does not define Good Reason), the term “Good Reason” shall mean: (A) a material reduction in the nature or scope of the responsibilities, authorities or duties of the Holder attached to the Holder’s position; (B) a change of more than 50 miles in the location of the Holder’s principal office; or (C) a material reduction in the Holder’s remuneration; provided, that no later than 90 days following an event constituting Good Reason the Holder gives notice to the Company of the occurrence of such event, the Company fails to cure the event within 30 days following the receipt of such notice, and the Holder terminates employment with the Company and its Subsidiaries within one year from the date the event described in clause (A), (B), or (C) above initially occurred. The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Good Reason exists for purposes of this Section 5(b)(iii), and its determination shall be final.
(c)
Other Termination. Unless otherwise determined by the Committee, if the Holder’s employment with the Company and its Subsidiaries terminates other than in the circumstances described in paragraph (a) of this Section 5, any PRSAs that have not Vested at the time of termination will be forfeited upon termination.
6.
Retention of Vested PRSAs. Subject to Section 5, the PRSAs (to the extent Vested) will be retained by the Holder.
7.
Payment of Dividends. With respect to each of the PRSAs covered by this Agreement, the Company shall sequester any cash dividends declared by the Board on such PRSA during the period beginning on the Date of Grant and ending either on the date on which the Holder Vests in such PRSA or at the time when such PRSA is forfeited in accordance with Section 5 of this Agreement. These dividends will accumulate without interest and, subject to the terms and conditions of this Agreement, will be paid within 30 days, in cash, after the date on which the PRSAs to which such dividends relate become Vested.
8.
Compensation Recovery. Notwithstanding anything in this Agreement to the contrary, the Holder acknowledges and agrees that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback provisions, policy or policies (if any) as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock at any point may be traded) (the “Compensation Recovery Policy”), and that applicable terms of this Agreement shall be deemed superseded by (as applicable) and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof. By accepting this award under the Plan and pursuant to this Agreement, the Holder consents to be bound by the terms of the Compensation Recovery Policy, to the extent applicable to the Holder, and agrees and acknowledges to fully cooperate with and assist the Company in connection with any of the Holder’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Holder of any such amounts, including from the Holder’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
9.
Restrictive Covenants. In the event the Holder breaches any of the restrictive covenants set forth in the Holder’s Individual Agreement (if any) while such restrictive covenants are in effect, the Holder will forfeit any right to the PRSAs to the extent the PRSAs have not Vested as of the date of such breach.

10.
Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any of the Common Stock covered by this Agreement if the issuance thereof would result in violation of any such law.
11.
Adjustments. The PRSAs and the other terms and conditions of the grant evidenced by this Agreement, are subject to mandatory adjustment, including as provided in Section 12 of the Plan.
12.
Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the grant or delivery to the Holder of Common Stock or any other payment to the Holder or any other payment or vesting event with respect to the PRSAs, the Holder and the Committee hereby agree that such obligation, in whole, will be satisfied by the Company withholding a portion of the PRSAs with a fair market value equal to the amount of such obligation; provided, however, that any such obligation in connection with a cash dividend payment to the Holder pursuant to Section 7 of this Agreement will be satisfied, in whole, by the Company withholding a portion of such cash otherwise to be delivered with a value equal to the amount of such obligation. Additionally, the Company shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state, local or foreign taxes or other amounts of any kind required by law to be withheld with respect to the award or vesting of the PRSAs so long as such withholding does not result in any adverse tax consequences under Section 409A of the Code.
13.
No Right to Future Awards or Continued Employment. The grant of the PRSAs under this Agreement to the Holder is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the PRSAs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. No provision of this Agreement will limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Holder at any time, subject to the terms of the Holder’s Individual Agreement (if any).
14.
Relation to Other Benefits. Any economic or other benefit to the Holder under this Agreement or the Plan will not be taken into account in determining any benefits to which the Holder may be entitled under any profit‑sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
15.
Amendments. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Holder acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect in a material way the Holder’s rights under this Agreement without the Holder’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Holder or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Holder or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Notwithstanding the foregoing, the limitation requiring the consent of the Holder to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
16.
Subject to Plan. This Agreement is made and the PRSAs evidenced hereby are granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary. The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.
17.
Legend. The records of the Company and any other documentation evidencing the PRSAs shall bear an appropriate legend, as determined by the Company in its sole discretion, to the effect that such PRSAs are subject to restrictions as set forth herein and in the Plan.
18.
Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and fully enforceable.
19.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent otherwise governed by Federal law.
20.
Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Holder. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
21.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the PRSAs and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Holder’s consent to participate in the Plan by electronic means. The Holder hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
22.
Successors and Assigns. Without limiting Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Holder, and the successors and assigns of the Company.

23.
Acknowledgements. By accepting the PRSAs, the Holder hereby:
(a)
acknowledges that he/she has received a copy of the Plan and a copy of the Company’s most recent Annual Report and other communications routinely distributed to the Company’s shareholders;
(b)
accepts this Agreement and the PRSAs granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement;
(c)
represents and warrants to the Company that he/she is acquiring the PRSAs for his/her own account, for investment, and not with a view to or any present intention of selling or distributing the PRSAs either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and
(d)
agrees that no transfer of the PRSAs will be made unless the PRSAs have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the proposed transfer is exempt from such registration.

STATEMENT OF MANAGEMENT OBJECTIVES

This Statement of Management Objectives applies to the PRSAs granted to the Holder on the Date of Grant and applies with respect to the Performance-Based Restricted Stock Award Agreement (the “Agreement”) between the Company and the Holder. Capitalized terms used in this Statement of Management Objectives that are not specifically defined in this Statement of Management Objectives have the meanings assigned to them in the Agreement or in the Plan, as applicable.

1.
Definitions. For purposes hereof:
(a)
“Absolute FFO Growth” means the cumulative annual percentage change in Adjusted FFO per share measured by comparing Adjusted FFO per share for the trailing 12 months ended __________________ to Adjusted FFO per share for the trailing 12 months ending on the Absolute FFO Growth Measurement Date as further described in Section 4 of this Statement of Management Objectives. For purposes of this calculation, Adjusted FFO per share will be determined utilizing the diluted share count used by the Company to calculate OFFO per share for the respective quarters.
(b)
“Adjusted FFO” means “Operating FFO” or “OFFO” as calculated by the Company in a manner consistent with the annual and quarterly reports it files with the Securities and Exchange Commission, subject to adjustment to exclude lease termination fees received from tenants.
(c)
“Absolute FFO Growth Measurement Date” means __________________.
(d)
“Absolute FFO Growth Measurement Period” means the period starting on the Date of Grant of this award of PRSAs and ending on the Absolute FFO Growth Measurement Date.
(e)
“Peer Group” means __________________. In terms of mandatory adjustments to the Peer Group during the RTSR Measurement Period: (i) if any member of the Peer Group files for bankruptcy and/or liquidation, is operating under bankruptcy protection, or is delisted from its primary stock exchange because it fails to meet the exchange listing requirements, then such entity will remain in the Peer Group, but RTSR as of the RTSR Measurement Date following such bankruptcy or delisting will be calculated as if such entity achieved Total Shareholder Return placing it at the bottom (chronologically, if more than one such entity) of the Peer Group; (ii) if, as of the RTSR Measurement Date, any member of the Peer Group has been acquired and/or is no longer existing as a public company that is traded on its primary stock exchange (other than for the reasons as described in subsection (i) above), then such entity will not remain in the Peer Group and RTSR as of the RTSR Measurement Date following such acquisition or delisting will be calculated as if such entity had never been a member of the Peer Group; provided, however, that if the number of entities in the Peer Group would be eight or fewer as of the RTSR Measurement Date as a result of the removal of entities pursuant to this subsection (ii), then the Committee shall have the option to designate the Peer

Group as of the RTSR Measurement Date as the constituent companies included in the FTSE NAREIT All REITs Index as of such date, but excluding (x) any constituent companies that are designated as “Mortgage REITs” by such index and (y) any constituent companies that have become part of the index after the Date of Grant; and (iii) except as otherwise described in subsections (i) and (ii) above, for purposes of this Statement of Management Objectives, for each of the members of the Peer Group, such entity shall be deemed to include any successor to all or substantially all of the primary business of such entity as of the RTSR Measurement Date.
(f)
“Relative Total Shareholder Return” or “RTSR” means the percentile rank of the Company’s Total Shareholder Return as compared to (but not included in) the Total Shareholder Returns of all members of the Peer Group, ranked in descending order, on the RTSR Measurement Date.
(g)
“RTSR Measurement Date” means __________________.
(h)
“RTSR Measurement Period” means the period starting on the Date of Grant of this award of PRSAs and ending on the RTSR Measurement Date.
(i)
“Total Shareholder Return” means, with respect to each of the shares of Common Stock and the common stock of each of the members of the Peer Group, a rate of return reflecting stock price appreciation, plus the reinvestment of dividends in additional shares of stock, from the beginning of the RTSR Measurement Period through the RTSR Measurement Date. For purposes of calculating Total Shareholder Return for each of the Company and the members of the Peer Group, the beginning stock price will be based on the average of the daily volume-weighted average price of a share of common stock for the ten trading days ending on and including __________________ on the principal stock exchange on which the stock then trades and the ending stock price will be based on the average of the daily volume-weighted average price of a share of common stock for the ten trading days ending on and including the applicable RTSR Measurement Date on the principal stock exchange on which the stock then trades.
2.
Performance Metrics. The PRSAs may be earned as follows:
(a)
From 0% to 50% of the PRSAs will be earned based on achievement of RTSR during the RTSR Measurement Period, as provided in Section 3 of this Statement of Management Objectives; and
(b)
From 0% to 50% of the PRSAs will be earned based on the achievement of Absolute FFO Growth during the Absolute FFO Growth Measurement Period, as provided in Section 4 of this Statement of Management Objectives.
3.
RTSR Performance Matrix.
(a)
From 0% to 50% of the PRSAs will be earned based on achievement of RTSR during the RTSR Measurement Period as follows:

Performance Level	RTSR	Year 3 % of PRSAs Earned
Below Threshold	Below [____] percentile	0%
Threshold	[____] percentile	10%
Target	[____] percentile	20%
Maximum	[____] percentile or above	50%

(b)
Number of PRSAs Earned. Following the RTSR Measurement Date, the Committee shall determine whether and to what extent RTSR goals have been satisfied as of the RTSR Measurement Date and shall determine the number of PRSAs that shall become Vested hereunder and under the Agreement on the basis of the following:
(i)
Below Threshold. If, upon the RTSR Measurement Date, RTSR as of such date falls below the threshold level, as set forth in the Performance Matrix, no PRSAs shall become Vested.
(ii)
Threshold. If, upon the RTSR Measurement Date, RTSR as of such date equals the threshold level, as set forth in the Performance Matrix, the percentage of PRSAs set forth in the Performance Matrix for the threshold level for the RTSR Measurement Date (rounded up to the nearest whole number of PRSAs) shall become Vested.
(iii)
Between Threshold and Target. If, upon the RTSR Measurement Date, RTSR as of such date exceeds the threshold level, but is less than the target level, as set forth in the Performance Matrix, a percentage of the PRSAs between the threshold percentage for the RTSR Measurement Date and the target percentage for the RTSR Measurement Date (determined on the basis of straight-line mathematical interpolation) (rounded up to the nearest whole number of PRSAs) shall become Vested.
(iv)
Target. If, upon the RTSR Measurement Date, RTSR as of such date equals the target level, as set forth in the Performance Matrix, the percentage of PRSAs set forth in the Performance Matrix for the target level for the RTSR Measurement Date (rounded up to the nearest whole number of PRSAs) shall become Vested.
(v)
Between Target and Maximum. If, upon the RTSR Measurement Date, RTSR as of such date exceeds the target level, but is less than the maximum level, as set forth in the Performance Matrix, a percentage of the PRSAs between the target percentage for the RTSR Measurement Date and the maximum percentage for the RTSR Measurement Date (determined on the basis of straight-line mathematical interpolation) (rounded up to the nearest whole number of PRSAs) shall become Vested.

(vi)
Equals or Exceeds Maximum. If, upon the RTSR Measurement Date, RTSR as of such date equals or exceeds the maximum level, as set forth in the Performance Matrix, the percentage of PRSAs set forth in the Performance Matrix for the maximum level for the RTSR Measurement Date (rounded up to the nearest whole number of PRSAs) shall become Vested.
4.
Absolute FFO Growth Performance Matrix.
(a)
From 0% to 50% of the PRSAs will be earned based on achievement of Absolute FFO Growth during the Absolute FFO Growth Measurement Period as follows:

Performance Level	Annual Average Absolute FFO Growth Rate(1)	Year 3
		3-Year Absolute FFO Growth Goals	% of PRSAs Earned
Below Threshold	Below [____]%	Below [____]%	0%
Threshold	[____]%	[____]%	10%
Target	[____]%	[____]%	20%
Maximum	[____]% or above	[____]% or above	50%

_____________

(1) The threshold, target and maximum Absolute FFO Growth Rates have been adjusted, on a cumulative basis, to reflect the actual time period elapsed since ______________ as of the Absolute FFO Growth Measurement Date (i.e., ____ months).

(b)
Number of PRSAs Earned. Following the Absolute FFO Growth Measurement Date, the Committee shall determine whether and to what extent Absolute FFO Growth goals have been satisfied as of the Absolute FFO Growth Measurement Date and shall determine the number of PRSAs that shall become Vested hereunder and under the Agreement on the basis of the following:
(i)
Below Threshold. If, upon the Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date falls below the threshold level, as set forth in the Performance Matrix, no PRSAs shall become Vested.
(ii)
Threshold. If, upon the Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date equals the threshold level, as set forth in the Performance Matrix, the percentage of PRSAs set forth in the Performance Matrix for the threshold level for the Absolute FFO Growth Measurement Date (rounded up to the nearest whole number of PRSAs) shall become Vested.
(iii)
Between Threshold and Target. If, upon the Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date exceeds the threshold level, but is less than the target level, as set forth in the Performance Matrix, a percentage of the PRSAs between the threshold percentage for the Absolute FFO Growth Measurement Date and the target percentage for the Absolute FFO Growth Measurement Date (determined on the basis of straight-line mathematical interpolation) (rounded up to the nearest whole number of PRSAs) shall become Vested.
(iv)
Target. If, upon the Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date equals the target level, as set forth in the Performance Matrix, the percentage of PRSAs set forth in the Performance Matrix for the target level for the Absolute FFO Growth Measurement Date (rounded up to the nearest whole number of PRSAs) shall become Vested.
(v)
Between Target and Maximum. If, upon the Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date exceeds the target level, but is less than the maximum level, as set forth in the Performance Matrix, a percentage of PRSAs between the target percentage for the Absolute FFO Growth Measurement Date and the maximum percentage for the Absolute FFO Growth Measurement Date (determined on the basis of straight-line mathematical interpolation) (rounded up to the nearest whole number of PRSAs) shall become Vested.
(vi)
Equals or Exceeds Maximum. If, upon the Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date equals or exceeds the maximum level, as set forth in the Performance Matrix, the percentage of PRSAs set forth in the Performance Matrix for the maximum level for the Absolute FFO Growth Measurement Date (rounded up to the nearest whole number of PRSAs) shall become Vested.
5.
Calculation of Vested PRSAs. The Committee shall determine the achievement of the performance for both RTSR and Absolute FFO Growth following the RTSR Measurement Date and shall notify the holder of the number of PRSAs earned under both performance metrics within one business day of such determination.
6.
Calculation Upon Certain Alternative Vesting Scenarios. In the event that Section 5(a)(x) of the Agreement is applicable, then:
(a)
from 0% to 50% of the PRSAs will be earned based on achievement of RTSR (provided, however, that, for these purposes, the RTSR Measurement Date will consist of the date of the Employment Termination Event) compared to the Performance Levels and percentages of PRSAs earned for “Year 3,” as set forth in Section 3(a) of this Statement of Management Objectives (with straight-line mathematical interpolation for RTSR at a level between such Performance Levels); and
(b)
from 0% to 50% of the PRSAs will be earned based on Absolute FFO Growth (provided, however, that, for these purposes, the Absolute FFO Growth Measurement Date will consist of the last day of the Company’s most recently-completed fiscal quarter preceding the date of the Employment Termination Event (the “Quarter-End Date”)) compared to the Performance Levels, goals and percentages of PRSAs earned for “Year 3,” as set forth in Section 4(a) of this Statement of Management Objectives (provided, however, that such three-year Absolute FFO Growth goals will be adjusted downward in order to be comparable to the cumulative actual time period elapsed from ____________ to such Quarter-End Date) (with straight-line mathematical interpolation for Absolute FFO Growth at a level between such Performance Levels); or
7.
Change in Control Calculation. In the event of a Change in Control prior to the end of the RTSR Measurement Period, then from 0% to 100% of the PRSAs will be earned based on achievement of RTSR alone, measured as of the date of the Change in Control, with the Performance Levels as set forth in Section 3(a) of this Statement of Management Objectives, but the percentages of PRSAs earned shall be: (a) Below Threshold: 0%, (b) Threshold: 20%, (c) Target: 40%, and (d) Maximum: 100%, with straight-line mathematical interpolation for RTSR earned at a level between such Performance Levels.